UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2019

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 29, 2019, PVH Corp. (the "Company") entered into a Credit and Guaranty Agreement (the "Credit Agreement") by and among the Company, PVH Asia Limited, a company incorporated under the laws of Hong Kong and a wholly owned subsidiary of the Company (the "Hong Kong Borrower"), PVH B.V., a Dutch private limited liability company with its corporate seat in Amsterdam and a wholly owned subsidiary of the Company (the "European Borrower", and together with the Company and PVH Asia Limited, the "Borrowers"), certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time, and Barclays Bank PLC as administrative agent.
The following is a description of the material terms of the Credit Agreement:
The Credit Agreement consists of (a)(i) a $1,093,230,000 U.S. dollar-denominated term loan A facility (the "USD TLA Facility") and (ii) a €500,000,000 Euro-denominated term loan A facility (the "Euro TLA Facility" and together with the USD TLA Facility, the "TLA Facilities") and  (b)(i) a $675,000,000 U.S. dollar-denominated revolving credit facility (the "U.S. Revolving Credit Facility"), (ii) a CAD $70,000,000 Canadian dollar-denominated revolving credit facility available in U.S. dollars or Canadian dollars (the "Canadian Revolving Credit Facility"), (iii) a €200,000,000 euro-denominated revolving credit facility available in euro, pounds sterling, Japanese yen, Swiss francs, Australian dollars and other agreed foreign currencies (the "Multicurrency Revolving Credit Facility") and (iv) a $50,000,000 U.S. dollar-denominated revolving credit facility available in U.S. dollars or Hong Kong dollars (the "Hong Kong Revolving Facility", and together with the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility and the Multicurrency Revolving Facility the "Revolving Credit Facilities").  The Company is the borrower under the USD TLA Facility, the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility.  The European Borrower is the borrower under the Euro TLA Facility and the Multicurrency Revolving Credit Facility.  The Hong Kong Borrower is the borrower under the Hong Kong Revolving Facility.
On April 29, 2019 (the "Closing Date"), (a) the Company borrowed $1,093,230,000 principal amount of tranche A dollar term loans under the USD TLA Facility, (b) the European Borrower borrowed €500,000,000 tranche A euro term loans under the Euro TLA Facility and (c) the Company borrowed $275,000,000 U.S. revolving loans under the U.S Revolving Credit Facility.  The proceeds of such borrowing, along with cash on hand, were used by the Company to repay in full the outstanding loans and other obligations under the Amended and Restated Credit and Guaranty Agreement (the "Existing Credit Agreement"), dated as of March 21, 2014 (as amended to reflect the Second Amendment dated as of May 19, 2016) by and among the Company, the European Borrower, certain subsidiaries of the Company as guarantors, the lenders party thereto from time to time, and Barclays Bank PLC as administrative agent and collateral agent.  The Existing Credit Agreement was terminated in connection with such repayment.
Each of the U.S. Revolving Credit Facility, Canadian Revolving Credit Facility and Multicurrency Revolving Facility include amounts available for letters of credit.  A portion of each of the U.S. Revolving Credit Facility, Canadian Revolving Credit Facility and Multicurrency Revolving Facility is also available for the making of swingline loans.  The issuance of such letters of credit and the making of any swingline loan reduces the amount available under the applicable Revolving Credit Facility.  So long as certain conditions are satisfied, the Company may add one or more term loan facilities or increase the commitments under the Revolving Credit Facilities by an aggregate amount not to exceed $1,500,000,000.  The lenders under the Credit Agreement are not required to provide commitments with respect to such additional facilities or increased commitments.
The Credit Agreement provides that the obligations of the Company under the Credit Agreement are to be guaranteed by substantially all of the Company's existing and future direct and indirect United States subsidiaries, with certain exceptions, including the release of the obligation in the event the Company's credit rating is upgraded, which occurred subsequent to the closing under the Credit Agreement. Please see item 8.01 below.  The obligations of the Hong Kong Borrower and the European Borrower under the Credit Agreement are guaranteed by the Company.
The subsidiary guarantees of the Company's obligations under the Credit Agreement will permanently fall away upon a specified credit ratings increase (as more fully described in the Credit Agreement).  While obligations under the Credit Agreement are initially unsecured, upon the occurrence of a specified credit ratings decrease (as more fully described in the Credit Agreement), the Company and each subsidiary guarantor will be required to grant liens in favor of Barclays Bank plc, as collateral agent, on substantially all of their respective assets (subject to customary exceptions).  This springing lien covenant will permanently fall away and be of no further force or effect upon a specified credit ratings increase described above.
The TLA Facilities and the Revolving Credit Facilities will mature on April 29, 2024.  The terms of the TLA Facilities require the Company to repay quarterly amounts outstanding under such facility, commencing with the quarter ending September 30, 2019.  Such amounts will equal 2.50% per annum of the principal amount outstanding on the Closing Date for the first eight calendar quarters following the Closing Date, 5.00% per annum of the principal amount for the four quarters thereafter and 7.50% per annum of the principal amount for the remaining quarters, in each case paid in equal installments and in each case subject to certain customary adjustments, with the balance due on the maturity date of the TLA Facility.
The outstanding borrowings under the Credit Agreement are prepayable at any time without penalty (other than customary breakage costs).  The United States dollar-denominated borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, as determined at the Company's option, either (a) a base rate determined by reference to the greater of (i) the prime rate, (ii) the United States federal funds effective rate plus 1/2 of 1.00% and (iii) a one-month reserve adjusted Eurocurrency rate plus 1.00% or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the Credit Agreement.
Canadian dollar-denominated borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, as determined at the Company's option, either (a) a Canadian prime rate determined by reference to the greater of (i) the rate of interest per annum that Royal Bank of Canada establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian dollars to its Canadian borrowers and (ii) the average of the rates per annum for Canadian dollar bankers' acceptances having a term of one month that appears on the display referred to as "CDOR Page" of Reuters Monitor Money Rate Services as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the administrative agent (and if such screen is not available, any successor or similar service as may be selected by the administrative agent) or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the Credit Agreement.
Hong Kong dollar-denominated borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus an adjusted Eurocurrency rate, calculated in a manner set forth in the Credit Agreement.
The borrowings under the Credit Agreement in currencies other than United States dollars, Canadian dollars or Hong Kong dollars bear interest at a rate equal to an applicable margin plus an adjusted Eurocurrency rate, calculated in a manner set forth in the Credit Agreement.
The initial applicable margin with respect to each of the TLA Facilities and each Revolving Credit Facility will be 1.375% for adjusted Eurocurrency rate loans and 0.375% for base rate or Canadian prime rate loans, respectively.  After the date of delivery of the compliance certificate and financial statements with respect to the Company's fiscal quarter in which the Closing Date occurs, the applicable margin for borrowings under each TLA Facility and each Revolving Facility will be subject to adjustment based upon the Company's net leverage ratio and/or public debt rating (as more fully described in the Credit Agreement).
The Credit Agreement requires the Company to comply with customary affirmative, negative and financial covenants.  The Credit Agreement requires the Company to maintain a minimum interest coverage ratio and a maximum net leverage ratio.  The method of calculating all of the components used in such financial covenants is set forth in the Credit Agreement.
The Credit Agreement contains customary events of default, including but not limited to, nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; certain events related to certain of the guarantees by the Company and certain of its subsidiaries, if applicable, and certain pledges of its assets and those of certain of its subsidiaries, if applicable, as security for the obligations under the Credit Agreement; and a change in control (as defined in the Credit Agreement).
A copy of this press release announcing the entering into of the Credit Agreement is attached as Exhibit 99.1 to this report.
Item 8.01 Other Events.

 The Company's credit rating was upgraded on April 29, 2019. As a result, the subsidiary guaranties and springing lien covenant under the terms of the Credit Agreement permanently fall away and are of no further force or effect.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No. Description of Exhibit
99.1           Press Release, issued by PVH Corp. on April 29, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: April 30, 2019